SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 6, 2003

MILLER EXPLORATION COMPANY

(Exact name of Registrant as specified in its charter)

Delaware	0-23431	38-3379776
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

3104 Logan Valley Road Traverse City, Michigan	49685
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (231) 941-0004

Not Applicable

(Former name or former address, if changed since last report)

Item 2.	Sale of Assets.

On June 6, 2003, Miller Exploration Company (the “Company”) completed the sale of its approximate 10% working interest in the North Monroeville Field oil and gas assets located in Alabama to Savannah Oil and Gas L.L.C The sale is effective January 1, 2003 and includes the Vanity Fair 1-9#2, Vanity Fair 1-9#3, Vanity Fair 1-9#4, McCall 1-7, McCall 1-11, Williams 1-4, Williams

1-5, Barnett 36-14 and Odom 34-7 #1 wells along with associated oil and gas leasehold. The book value of these assets represent less than 10% of the Company’s total assets. The purchase price of $2.5 million was paid in cash and was determined using discounted future cash flows based on estimated reserve quantities of the assets.

Item 7.	Financial Statements and Exhibits.

(c)	Exhibits.

99.1	Press Release dated May 29, 2003 (incorporated by reference to Exhibit 99.1 to the Company’s Current Report on Form 8-K, filed May 30, 2003.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

MILLER EXPLORATION COMPANY (Registrant)

By:	/s/ DEANNA L. CANNON
Deanna L. Cannon Chief Financial Officer

Date: June 20, 2003